UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported) October 25, 2012

     Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

         (314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

          On October 25, 2012, the Company issued a press release announcing, among other things, total revenues, consolidated net retail sales, consolidated comparable store sales, consolidated e-commerce sales, pre-tax loss, tax benefit, and net loss for the third quarter (13 weeks ended September 29, 2012) and the first nine months of fiscal 2012 (39 weeks ended September 29, 2012).  The press release also reported the Company’s quarter-end cash and cash equivalents, inventory, and store count.  In addition, the press release also reported expected 2012 capital expenditures, depreciation and amortization, and store closures, remodels, and openings.   The Company also reported accomplishments toward its objectives for fiscal 2012, including introduction of a new store design, a summary of anticipated store closings, reintroduction of brand TV advertising, global store openings, and achievement of cost savings.

          A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.  The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

          The information furnished in contained or incorporated by reference into this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.  In addition, this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	October 25, 2012	By:	/s/ Tina Klocke
			Name:	Tina Klocke
			Title:	Chief Operations and Financial Bear,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 25, 2012

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